EXHIBIT 23-B--CONSENT OF PRIOR INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the 1995 Long-Term Incentive Plan of Guardsman Products, Inc. of our report dated January 27, 1993, with respect to the consolidated financial statements of Guardsman Products, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP



Grand Rapids, Michigan
August 8, 1995





























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